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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 11, 2009


                                West Marine, Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                    0-22512                 77-0355502
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 (State or other            (Commission File         (I.R.S. Empoyer
  jurisdiction of            Number)                  Identification No. )



                               500 Westridge Drive
                          Watsonville, California 95076
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          (Address of principal executive offices, including zip code)



                                 (831) 728-7200
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              (Registrant's telephone number, including area code)




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             (Former name or address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


At a meeting held on November 11, 2009, our board of directors resolved to expand the board to eight members and, upon the recommendation of the governance and compensation committee, appointed Barbara L. Rambo to fill the vacancy thus created. The board of directors further appointed Ms. Rambo to serve as a member of the governance and compensation committee and as a member of the audit committee.

Ms. Rambo currently is a director and chair of the finance committee and a member of the compensation committee, the executive committee, and the nominating and governance committee of Pacific Gas and Electric Corporation (PG&E), and a director and member of the compensation committee and the audit committee of UnionBanCal Corporation, the holding company of Union Bank of California, where she also is leading a strategic planning initiative of the board of directors. Past board positions have included director and member of the audit and executive compensation committees of Gymboree Corporation, director of BankAmerica Capital, president of the College of William and Mary Board of Sponsors, president of the Women's Forum West, vice chairman of the San Francisco Ballet Board of Trustees, and chairman of the Operating Committee of the Roundabout Theatre, New York.

Ms. Rambo has held executive positions with companies in the financial services and technology sectors. Most recently, Ms. Rambo served as Vice Chair of Nietech Corporation, a payments technology company, from October 2006 to October 2009 and as president and chief executive officer of Nietech from November 2002 until October 2006. Prior to joining Nietech, Ms. Rambo served as chairman of the board of directors of OpenClose Technologies, Inc., a financial services technology company for the mortgage banking industry, from July 2001 to December 2001, as president and chief executive officer of OpenClose Technologies from January 2000 to June 2001, and as a director from January 2000 through March 2002. Ms. Rambo assumed this position from Bank of America, where she was executive vice president and head of national commercial banking. Previously, Ms. Rambo headed Bank of America's Commercial/Retail Banking Division, based in San Francisco, CA, and the U.S. Corporate/Institutional Group in the East, based in New York. Ms. Rambo began her career in the International banking division of Bank of America in New York. Ms. Rambo holds an M.B.A. in finance from New York University and a B.A. in international affairs from the College of William and Mary.

Ms. Rambo served as an advisor to our board of directors from September 2008 until November 6, 2009. In consideration for her service as an advisor to the board, Ms. Rambo received compensation commensurate with members of the board of directors. Accordingly, during her tenure as a board advisor, she received an aggregate of $45,000 in cash, 4,770 shares of our common stock and options to purchase up to 7,500 shares of our common stock. Ms. Rambo will not receive any additional equity grants in connection with her appointment to the board of directors, but equivalent to other non-employee directors, she will receive $8,000 in cash as a pro-rated retainer for serving as a member of the board of directors until the next annual meeting of stockholders, $10,750 in cash representing the pro-rated retainer for her service as a member of the audit committee and a member of the governance and compensation committee, and $2,000 for each board meeting she attends.

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               WEST MARINE, INC.




Dated: November 11, 2009       By: /s/ Pamela J. Fields
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                                   Pamela J. Fields
                                   Secretary and General Counsel